Exhibit 99.01
CADENCE ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION PLAN
Geoff Ribar to be Appointed Chief Financial Officer;
Current Chief Financial Officer Kevin S. Palatnik to Remain with Cadence Through Transition
Company Affirms Outlook for Third Quarter and Full Year 2010
SAN JOSE, Calif., — September 27, 2010 — Cadence Design Systems, Inc. (Nasdaq: CDNS), a leader in global electronic design innovation, today announced that Geoff Ribar, chief financial officer of Telegent Systems, Inc., will be appointed senior vice president and chief financial officer of Cadence effective on or about November 1, 2010. Kevin S. Palatnik is leaving the company to pursue other interests. Mr. Palatnik will remain with the company as an advisor to ensure a smooth and orderly transition of duties to Mr. Ribar, leaving by the end of the first quarter of 2011.
“The Cadence Board of Directors and I are pleased that Geoff Ribar has agreed to serve as the CFO of Cadence,” said Lip-Bu Tan, president and chief executive officer of Cadence. “Geoff is an experienced executive who brings to Cadence a wealth of financial, IT and operational expertise at public and private high tech companies, including SiRF, Matrix Semiconductor, nVidia and Advanced Micro Devices. We are confident Geoff’s deep experience will serve Cadence well as we build upon the important progress we have made with our EDA360 strategy and further expand Cadence’s position with customers, increase top line growth and improve profitability. We look forward to a smooth transition as Kevin will remain with Cadence through February 2011 and share his deep knowledge of Cadence with Geoff.”
Mr. Tan continued, “On behalf of our Board of Directors and the entire Cadence team, I want to express our deep gratitude to Kevin for his significant contributions and dedication to Cadence over the last nine years, serving in many capacities, including most recently as CFO and previously as Corporate Controller. Kevin is a world class CFO who has been instrumental in navigating Cadence through tremendous change during the last two years. In particular, Kevin led the transition to a highly ratable revenue model and played an important role in planning and executing a company-wide restructuring plan. We are grateful to have benefitted from Kevin’s exceptional financial, operational and strategic leadership and wish him all the best in his future endeavors.”
Third Quarter and Full Year 2010 Outlook Affirmed
As disclosed in its second quarter earnings release of July 28, 2010 (as updated on our Current Report on Form 8-K, dated August 4, 2010), for the third quarter of 2010, the company expects total revenue in the range of $225 million to $235 million. Third quarter GAAP net loss per diluted share is expected to be in the range of $(0.10) to $(0.08). Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.01 to $0.03.
For the full year 2010, the company expects total revenue in the range of $900 million to $925 million. On a GAAP basis, net loss per diluted share for fiscal 2010 is expected to be in the range of $(0.04) to $(0.00). Using the non-GAAP measure defined below, net income per diluted share for fiscal 2010 is expected to be in the range of $0.12 to $0.16.
In addition to using GAAP results to evaluate Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, acquisition-related income tax benefits, shareholder litigation costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, restructuring charges and credits, amortization of discount on convertible notes, losses on extinguishment of debt, equity in losses or income from investments, write-down of investments, and gains or losses on the sale of investments. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Investors and potential investors are encouraged to review the reconciliation of the business outlook from GAAP net loss and diluted net loss per share to non-GAAP net income and diluted net income per share, available in our second quarter 2010 Financial Schedules, which can be found in the investor relations portion of our website at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software and hardware, methodologies, and services to design, verify, and implement advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
The statements contained in this press release under the heading “Third Quarter and Full Year 2010 Outlook Affirmed” and the statements by Lip-Bu Tan include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously disclosed restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that the previously disclosed restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of the previously disclosed restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) events that affect the reserves Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to our business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s Annual Report on Form 10-K for the year ended January 2, 2010, its Quarterly Reports on Form 10-Q for the quarters ended April 3, 2010 and July 3, 2010, and Cadence’s future filings.
Cadence’s Quiet Period with respect to the third quarter of 2010 originally commenced on September 17, 2010. After the date of this press release, Cadence will continue to observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period resuming after the date of this press release, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Third Quarter 2010 earnings release is published, which is currently scheduled for October 27, 2010. Cadence does not customarily update or reaffirm its business outlook after commencement of its Quiet Period, and does not expect to do so in the future absent special circumstances.
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For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Lynne Cox
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com